INSTRUCTIONS AS TO USE OF TIMCO AVIATION SERVICES, INC.
SUBSCRIPTION CERTIFICATES
(CONSULT CONTINENTAL STOCK TRANSFER & TRUST COMPANY OR
YOUR BANK OR BROKER WITH ANY QUESTIONS)
      The following instructions relate to a rights offering (the “Rights Offering”) by TIMCO Aviation Services, Inc., a Delaware corporation (“TIMCO”), to the holders of its Common Stock (the “Common Stock”), as described in TIMCO’s Prospectus dated October   , 2005 (the “Prospectus”). Holders of shares of Common Stock as of 5:00 p.m., New York City time on October 19, 2005 (the “Record Date”) are receiving 1.5 rights (the “Rights”) for each share of post-reverse split Common Stock (40 pre-reverse split shares) held on the Record Date. No fractional rights will be granted; if a fractional Right would have been calculated for a holder as a result of the ratio described above, the number of Rights to be granted to such holder has been rounded up to the nearest whole Right.
      Holders of Rights are entitled to purchase one (1) share of post-reverse split Common Stock for each whole Right (the “Basic Subscription Privilege”) upon payment of $4.80 in cash per post-reverse split share of Common Stock (the “Subscription Price”).
      In addition, subject to the proration described below, each holder of Rights who fully exercises its Basic Subscription Privilege also has the right to subscribe for additional shares of Common Stock at the Subscription Price (the “Oversubscription Privilege”). Shares of Common Stock will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the shares of Common Stock are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (as defined below). If the shares of Common Stock so available are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such available shares of Common Stock will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of shares of Common Stock each such holder has purchased pursuant to its Basic Subscription Privilege to the extent of such holder’s subscription. See the discussion set forth under “The Rights Offering” under the Prospectus. The Rights will expire on November 15, 2005, at 5:00 p.m., New York City time, unless extended in the sole discretion of TIMCO (the “Expiration Date”).
      The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the certificate to Continental Stock Transfer & Trust Company (sometimes referred to as the “Subscription Agent”) in the envelope provided.
      In order to exercise Rights, Continental Stock Transfer & Trust Company must have received from you prior to 5:00 p.m. New York City time on the Expiration Date, (1) your Subscription Certificate properly executed and delivered by you, or you must have timely complied with the guaranteed delivery requirements for your Subscription Certificates, and (2) payment of the full Subscription Price for each share you want to purchase under the Basic Subscription Privilege and the Oversubscription Privilege, including final clearance of any checks. You may not revoke exercises of a Right.
      For a more complete description of the Rights Offering, as well as TIMCO’s reasons for making the Rights Offering, please refer to the Prospectus. Copies of the Prospectus are available upon request from Continental Stock Transfer & Trust Company at (212) 509-4000.
1.   SUBSCRIPTION PRIVILEGE
      To exercise Rights, complete Form 1 and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares being subscribed for by (a) check or bank draft drawn upon a U.S. bank or U.S. postal money order payable to Continental Stock Transfer & Trust Company, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at JP Morgan Chase Bank, New York, NY, ABA No. 021 000 021, Acct. No. 475-501012 for the benefit of TIMCO Aviation Services, Inc., Attn: Continental Stock Transfer & Trust Company, Roger Bernhammer.
      The Subscription Price will be deemed to have been received by Continental Stock Transfer & Trust Company only upon (i) the clearance of any uncertified check, (ii) the receipt by Continental Stock Transfer & Trust Company of any certified or cashier’s check or bank draft drawn on a U.S. bank or any U.S. postal money order, or (iii) collected funds in Continental Stock Transfer & Trust Company’s account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of a personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, U.S. postal money order or wire transfer of funds.
      Alternatively, you may cause a written guarantee substantially in the form of and included with these instructions (the “Notice of Guaranteed Delivery”) to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Certificate, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing an “Eligible Institution”). Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of Rights being exercised pursuant to the Basic Subscription Privilege, and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and must guarantee the delivery to Continental Stock Transfer & Trust Company of your properly completed and executed Subscription Certificate within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by the Subscription Agent within three New York Stock exchange trading days of the receipt of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent, at the address, or by calling the telephone number indicated below.
      Banks, brokers, or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and TIMCO, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares of Common Stock will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons’ exercise of Rights pursuant to the Basic Subscription Privilege.
      The address, telephone and facsimile numbers of Continental Stock Transfer & Trust Company, for inquiries, information or requests for additional documentation is as follows:
Continental Stock Transfer and Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
telephone: (212) 509-4000
fax: (212) 616-7610
      If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating in Form 1 of your Subscription Certificate, at your election Continental Stock Transfer & Trust Company will issue to you a new Subscription Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive it in sufficient time to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of shares to be purchased according to the number of Rights you have indicated are being exercised, you will be deemed to have exercised the maximum number of Rights that may be exercised for the Subscription Price payment delivered by you. Payments for shares exceeding the number of Rights you have pursuant to the Oversubscription Privilege will be refunded to you (without interest) as soon as is practicable after the Expiration Date.

2.	DELIVERIES
      You will receive the following deliveries and payments to the address shown on the face of your Subscription Certificate:

a)	BASIC SUBSCRIPTION PRIVILEGE. As soon as is practicable after the Expiration Date, Continental Stock Transfer & Trust Company will mail to each Rights holder who validly exercises the Subscription Privilege certificates representing shares purchased pursuant to such exercise

b)	OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date, Continental Stock Transfer & Trust Company will mail to each Rights holder who validly exercises the Oversubscription Privilege certificates representing the number of shares allocated to such Rights holder pursuant to such exercise.

c)	CASH PAYMENTS. As soon as is practicable after the Expiration Date, Continental Stock Transfer & Trust Company will mail to each Rights holder any excess funds, without interest, received that cannot be used to purchase whole shares.

3.	TO EXERCISE RIGHTS THROUGH A BANK OR BROKER OR TO TRANSFER RIGHTS

a)	EXERCISE OF RIGHTS THROUGH A BANK OR BROKER. To exercise all the Rights evidenced by a Subscription Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Subscription Certificate to your bank or broker. Your Subscription Certificate should be delivered to your bank or broker in ample time for it to be exercised. Because your bank or broker cannot issue Subscription Certificates, if you wish to exercise less than all of the Rights evidenced by a Subscription Certificate, either you or your bank or broker must instruct Continental Stock Transfer & Trust Company as to the action to be taken with respect to the Rights not exercised, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificates of appropriate denominations by following the instructions in item 4 below. The Subscription Certificates evidencing the number of Rights unexercised can then be transferred by your bank or broker in accordance with the instructions in this item

b)	TRANSFER OF RIGHTS TO A PERMITTED TRANSFEREE. As a general matter, neither the Rights nor the Subscription Certificates are transferable and the Subscription Agent is not authorized to recognize the validity of any purported transfer, except that the Rights holder may transfer the Rights in whose name the Subscription Certificate was issued to a Permitted Transferee (as defined below) of such Rights holder if it has established to the Subscription Agent’s satisfaction that the transferee is a Permitted transferee of such Rights holder. To transfer all of your Rights to a Permitted Transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Certificate and have your signature guaranteed by an Eligible Institution. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Certificate issued. Because only Continental Stock Transfer & Trust Company can issue Subscription Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Certificate to a Permitted Transferee, you must instruct Continental Stock Transfer & Trust Company as to the action to be taken with respect to the Rights not transferred, or you must divide your Subscription Certificate into Subscription Certificates of appropriate smaller denominations under Item 4 below. The Subscription Certificates evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this item. You should allow a minimum of seven to ten days for your transferee to exercise the rights evidenced by the new Subscription Certificate. Neither TIMCO nor Continental Stock Transfer &

Trust Company will be liable to the transferor or transferee of Rights if the Subscription Certificate or other required documents are not received in time for exercise prior to the Expiration Date.

As used herein, the term “Permitted Transferee” means: (i) a Rights holder’s immediate relatives, i.e. spouse, children, and parents; (ii) entities wholly owned or controlled by such Rights holder; (iii) if the Rights holder is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls such Rights holder; (iv) if the Rights holder is a trust, the settlors, grantors, trustees or beneficiaries of such Rights holder or immediate relatives or entities wholly owned or controlled by such settlors, grantors, trustees, or beneficiaries; or (v) transferees receiving Rights by operation of law in the event of death or dissolution of the Rights holder.

Any purported transfer by you will not be given effect until you certify to Continental Stock Transfer & Trust Company that the transferee you name on Form 2 is a Permitted Transferee as defined above. TIMCO or Continental Stock Transfer & Trust Company may, at their discretion, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.
4.   TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS
      Send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to Continental Stock Transfer & Trust Company, allowing a sufficient time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Certificates are to be issued in a name other than that in which the old Subscription Certificate was issued.
      Subscription Certificates may not be exercised in a manner that would result in the purchase of a fractional share, and any instruction to do so will be rejected and rounded down to the nearest whole share to the extent of payment actually received (with a refund to you without interest of any excess payment actually received for any fractional share by Continental Stock Transfer & Trust Company). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive new Subscription Certificates in time to enable you to exercise the associated Rights by the Expiration Date. Neither TIMCO nor Continental Stock Transfer & Trust Company will be liable to either a transferor or transferee for such delays.
5.   EXECUTION

a)	EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by Continental Stock Transfer & Trust Company in its sole and absolute discretion, must present to Continental Stock Transfer & Trust Company satisfactory evidence of their authority to act.

b)	EXECUTION BY PERSON OTHER THAN THE REGISTERED HOLDER. If the Subscription Certificate is executed by someone other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, Continental Stock Transfer & Trust Company dispenses with proof of authority.

c)	SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in Instruction 3(b)above, to a transferee other than a bank or broker or Continental Stock Transfer & Trust Company.

6.   METHOD OF DELIVERY
      The Method of Delivery of Subscription Certificates and payment of the Subscription Price to Continental Stock Transfer & Trust Company will be at the election and risk of the Rights holder.
      IF SUBSCRIPTION CERTIFICATES AND PAYMENTS ARE SENT BY MAIL, YOU ARE URGED TO SEND THESE BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AND CLEARANCE OF THE PAYMENT PRIOR TO THE EXPIRATION DATE.
      BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER’S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

7.	SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY
      In the case of holders of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Subscription Privilege may be effected by instructing DTC to transfer rights (the “DTC Exercised Rights”) from the DTC account of such holder to the DTC account of Continental Stock Transfer & Trust Company, together with payment of the Subscription Price for each share subscribed to pursuant to the Subscription Privilege.

8.	SUBSTITUTE FORM W-9
      Each Rights holder who elects to exercise the Rights should provide Continental Stock Transfer & Trust Company with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is included herewith. Additional copies of the Substitute Form W-9 are available from Continental Stock Transfer & Trust Company at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 28% federal income tax withholding with respect to dividends that may be paid by TIMCO on shares purchased upon the exercise of Rights (for those holders exercising Rights).